Exhibit 99.1

Company Contact	Investor Contact
Scott Davidson	Brett Maas
Chief Financial Officer	Managing Partner
Natural Health Trends Corp.	Hayden IR
Tel: 972-241-4080	Tel: 646-536-7331
scott.davidson@nhtglobal.com	brett@haydenir.com

FOR IMMEDIATE RELEASE

NHTC Reports 76% Increase in First Quarter Revenues to $40.7 Million;

Net Income Increased 119% to $6.7 Million

Board Increases Dividend to $0.03 Per Share;

Announces Special Share Repurchase Program

DALLAS, TX, May 5, 2015 -- Natural Health Trends Corp. (Nasdaq: NHTC), a leading direct selling company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced financial results for the quarter ended March 31, 2015.

First Quarter Highlights

●	Total revenues increased 76% to $40.7 million, compared to $23.2 million in the first quarter last year.

-	Revenue from Hong Kong operations, which represents 92% of total revenue, increased $16.9 million, or 83% over last year

-	Revenue outside of Hong Kong increased $619,000, or 23% over last year

●	Operating income increased 122% to $6.9 million, compared to $3.1 million in the first quarter last year.

●	Net income was $6.7 million, or $0.54 per diluted share, compared to $3.1 million, or $0.26 per diluted share, in the first quarter last year.

●	Total number of active distributors increased 14% to 62,010 at March 31, 2015 compared to year end 2014.

“We have delivered a great start for the year,” commented Chris Sharng, President of Natural Health Trends Corp. “Our success in Greater China continues, attributable to the effectiveness of our leadership development, products, training and marketing programs.”

“We are also excited to see significant increases in North America, albeit from a small base,” continued Mr. Sharng. “Along with our initiatives in Southeast Asia, we may develop more sources for growth.”

Balance Sheet

At March 31, 2015, cash and cash equivalents totaled $59.9 million, compared to $44.8 million as of December 31, 2014. At March 31, 2015, the Company had working capital of $30.9 million, an increase of $5.7 million compared to December 31, 2014, resulting in a current ratio of 1.88 to 1.

Dividend and Share Repurchase

Yesterday, the Board of Directors declared a dividend of $0.03 per share, a 50% increase over the prior quarter dividend, on outstanding common stock payable in cash on May 29, 2015 to stockholders of record on May 19, 2015.

Also yesterday, the Board of Directors approved a special stock repurchase of up to $5 million of the Company’s outstanding shares of common stock. Such repurchases are expected to begin soon and be made in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). For all or a portion of the authorized repurchase amount, the Company may enter into a plan that is compliant with Rule 10b5-1 of the Exchange Act that is designed to facilitate these purchases. The repurchase program does not require the Company to acquire a specific number of shares, and may be suspended from time to time or discontinued. The share repurchases will be funded from available working capital.

Shareholder Conference Call

Management will conduct a conference call to discuss its first quarter financial results. Details of the call are as follows:

●	Date: Tuesday May 5, 2015
●	Time: 10 a.m. ET/9 a.m. CT/7 a.m. PT
●	Dial-in number: 1-888-455-2260 (domestic) 1-719-785-1765 (international)
●	Webcast link: http://public.viavid.com/index.php?id=114212

A replay will be available from 1 p.m. ET on May 5, 2015 through 11:59 p.m. ET on May 12, 2015 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing replay pin number 7712921.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand. Additional information can be found on the company's website, www.naturalhealthtrendscorp.com.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 6, 2015, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

-- Tables follow --

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 31, 2014	March 31, 2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,816	$59,866
Accounts receivable	107	178
Inventories, net	3,760	4,859
Other current assets	930	1,179
Total current assets	49,613	66,082
Property and equipment, net	476	699
Goodwill	1,764	1,764
Restricted cash	315	312
Other assets	372	591
Total assets	$52,540	$69,448

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,232	$2,543
Income taxes payable	268	208
Accrued distributor commissions	8,853	7,430
Other accrued expenses	6,743	7,874
Deferred revenue	2,687	10,371
Deferred tax liability	65	65
Amounts held in distributor eWallets	2,064	4,962
Other current liabilities	1,513	1,717
Total current liabilities	24,425	35,170
Long-term incentive	1,665	1,603
Total liabilities	26,090	36,773
Commitments and contingencies
Stockholders’ equity:
Preferred stock	–	–
Common stock	13	13
Additional paid-in capital	85,750	85,608
Accumulated deficit	(54,799)	(48,359)
Accumulated other comprehensive income:
Foreign currency translation adjustments	62	199
Treasury stock, at cost	(4,576)	(4,786)
Total stockholders’ equity	26,450	32,675
Total liabilities and stockholders’ equity	$52,540	$69,448

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2014	2015

Net sales	$23,162	$40,709
Cost of sales	5,252	8,930
Gross profit	17,910	31,779
Operating expenses:
Distributor commissions	10,423	18,397
Selling, general and administrative expenses	4,347	6,423
Depreciation and amortization	21	41
Total operating expenses	14,791	24,861
Income from operations	3,119	6,918
Other expense, net	(9)	(109)
Income before income taxes	3,110	6,809
Income tax provision	39	71
Net income	3,071	6,738
Preferred stock dividends	(4)	–
Net income available to common stockholders	$3,067	6,738

Income per common share:
Basic	$0.27	$0.54
Diluted	$0.26	$0.54

Weighted-average number of common shares outstanding:
Basic	11,361	12,453
Diluted	11,673	12,548

Cash dividends declared per share:
Common	$0.005	$0.02
Series A preferred stock	$0.815	$–

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Thousands)

	Three Months Ended March 31,
	2014	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,071	$6,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21	41
Stock-based compensation	25	15
Changes in assets and liabilities:
Accounts receivable	(39)	(69)
Inventories, net	(1,527)	(1,101)
Other current assets	(1,105)	(259)
Other assets	–	(221)
Accounts payable	1,381	352
Income taxes payable	28	(59)
Accrued distributor commissions	21	(1,419)
Other accrued expenses	1,040	1,808
Deferred revenue	5,320	7,683
Amounts held in distributor eWallets	–	2,897
Other current liabilities	47	212
Long-term incentive	–	(62)
Net cash provided by operating activities	8,283	16,556

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(63)	(266)
Net cash used in investing activities	(63)	(266)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	598	–
Repurchase of common stock	(24)	(1,082)
Dividends paid	–	(250)
Net cash provided by (used in) financing activities	574	(1,332)

Effect of exchange rates on cash and cash equivalents	(10)	92
Net increase in cash and cash equivalents	8,784	15,050
CASH AND CASH EQUIVALENTS, beginning of period	14,550	44,816
CASH AND CASH EQUIVALENTS, end of period	$23,334	$59,866

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